EXHIBIT 10.26

On February 15, 2007, the Compensation Committee of the Board of Directors of Interactive Intelligence, Inc. (the “Company”) took the following actions:

•	Approved 2007 Executive Officer Compensation
•	Approved Amendments to Certain Stock Option Agreements
•	Approved revised Board of Director Compensation

2007 Executive Officer Compensation

The Compensation Committee of the Board of Directors of the Company approved compensation arrangements, for the period beginning January 1, 2007, for the Company’s Executive Officers. The Compensation Committee also approved stock option arrangements beginning January 1, 2007, for each of the Company’s Executive Officers. Certain of these executive officers are classified as Named Executive Officers, as defined in Item 402(a)(3) of Regulation S-K of the Exchange Act. The Company’s Named Executive Officers are:

Name	Title/Position
Donald E. Brown, M.D.	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)
Stephen R. Head	Chief Financial Officer, Vice President of Finance and Administration, Secretary and Treasurer, (Principal Financial Officer and Principal Accounting Officer)
Gary R. Blough	Executive Vice President of Worldwide Sales
Jeremiah J. Fleming	Vice President of Business Development
Joseph A. Staples	Senior Vice President of Worldwide Marketing

The information regarding the annual base salaries, performance bonuses and stock options for the Company’s Named Executive Officers, appearing in the Company’s Current Report on Form 8-K filed February 22, 2007, is incorporated herein by reference. The Compensation Committee also approved annual base salaries, performance bonuses and stock options for 2007 for Pamela J. Hynes and Melinda W. Marshall, current executive officers who are not designated as Named Executive Officers.

Amendments to Stock Option Agreements

    The Board of Directors and the Compensation Committee also adopted a form of each of an Incentive Stock Option Agreement and a Nonqualified Stock Option Agreement to be used for grants of incentive stock options and nonqualified stock options, respectively, under the 2006 Equity Incentive Plan. The information required by this item appearing in the Company’s Current Report on Form 8-K filed February 22, 2007 is incorporated herein by reference. The copy of the Form of Incentive Stock Option Agreement Under 2006 Equity Incentive Plan filed as Exhibit 10.35 to the Company’s Current Report on Form 8-K filed February 22, 2007, is incorporated herein by reference and constitutes a part of this report. In addition, the copy of the Form of Nonqualified Stock Option Agreement Under 2006 Equity Incentive Plan filed as Exhibit 10.36 to the Company’s Current Report on Form 8-K filed February 22, 2007, is incorporated herein by reference and constitutes a part of this report.

2007 Board of Director Compensation

    The Compensation Committee of the Board of Directors of the Company approved compensation arrangements, for the period beginning January 1, 2007, for the Company’s non-employee Board of Director members. Each member will receive an annual retainer, paid quarterly, of $25,000. For each meeting of the Board of Directors and any meeting of the Audit Committee, Compensation and Stock Option Committee and Nominating and Corporate Governance Committee (the “Committees”), members will be paid $1,500 if the meeting is attended in person and $750 if the meeting is attended by teleconference.

The Audit Committee Chairman will receive an annual retainer, paid quarterly, of $15,000 and the Chairman of the Compensation and Stock Option Committee and the Nominating and Corporate Governance Committee will each receive an annual retainer, paid quarterly, of $5,000.

A stock option award will be granted to each Board of Director member every year at the Annual Meeting of Shareholders. The option to purchase 8,000 shares of the Company’s stock will vest in four equal annual installments and the exercise price of the option will be the closing price on the previous business day. Any new member of the Board of Directors will receive an option to purchase 20,000 shares of the Company’s stock that will vest in four equal annual installments and will be granted on the day of appointment of the member at an exercise price equal to the previous business day closing price.